UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.   )

Filed by the Registrant ☒   Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☐ Definitive Additional Materials

☒ Soliciting Material Under Rule 14a-12

Online Resources Corporation

Name of Registrant as Specified in Its Charter

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.

☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

  News---For Immediate Release

Media Contact:                                                                                                                              Investor Contact:
Beth Halloran                                                                                                                                 Catherine Graham
Sr. Dir., Corporate Communications                                                                                                                EVP & Chief Financial Officer
703.653.2248                                                                                                                                    703.653.3155
bhalloran@orcc.com                                                                                                                             cgraham@orcc.com

ONLINE RESOURCES ANNOUNCES INTENTION TO DISTRIBUTE PROXY MATERIAL

CHANTILLY, Va., February 12, 2009 – Online Resources Corporation (Nasdaq: ORCC), a leading provider of web-based financial services, today announced that it will soon distribute its proxy statement and annual report for Online Resources’ 2009 Annual Meeting of Shareholders.  This meeting is scheduled to be held on Wednesday, May 6, 2009.

Special Value Opportunities Fund, LLC (“SVOF”), a private investment fund, has nominated three individuals for election to the Online Resources Board of Directors. Tennenbaum Capital Partners, LLC, a Santa Monica, CA based hedge fund, serves as investment advisor to SVOF.

Online Resources strongly urges its shareholders NOT to act on any proxy materials until they have received and reviewed the Company’s proxy materials, which will include a WHITE proxy card.

About Online Resources

Online Resources powers financial technology services for thousands of financial institutions, billers and credit service providers.  Its proprietary suite of account presentation and payment services are branded to its clients, and augmented by marketing services to drive consumer and business end-user adoption.  The Company serves over 10 million end-users and processes $100 billion in bill payments annually.  Founded in 1989, Online Resources (www.orcc.com) is recognized as one of the nation’s fastest growing technology companies.

Additional Information

The Company will be filing a proxy statement concerning the solicitation of proxies by the board of directors in connection with the election of directors and other issues to be decided at the 2009 Annual Meeting of Stockholders.  As required by the Securities and Exchange Commission, (“SEC”), you are urged to read the proxy statement when it becomes available because it will contain important information.  After it is filed with the SEC, you will be able to obtain the proxy statement free of charge at the SEC’s website (www.sec.gov).  A proxy statement also will be made available for free to any stockholder of the Company who makes a request to the Corporate Secretary, at (703) 653-3100 or 4795 Meadow Wood Lane, Chantilly, Virginia 20151.

Online Resources Corporation and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in connection with the 2009 Annual Meeting of Stockholders.  Information regarding these persons will be included in the proxy statement concerning the solicitation of proxies by the board of directors in connection with the election of directors and other issues to be decided at the 2009 Annual Meeting of Stockholders.  In addition, Online Resources Corporation files annual, quarterly and special reports, proxy and information statements, and other information with the SEC. These documents are available free of charge through the SEC’s electronic data system called IDEA at www.sec.gov or through the Investors section of our website at www.orcc.com.

Forward-Looking Statements

This news release contains statements about future events and expectations, which are "forward-looking statements." Any statement in this release that is not a statement of historical fact may be deemed to be a forward-looking statement. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the company's actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Specifically factors that might cause such a difference include, but are not limited to: the company's history of losses and anticipation of future losses; the company's dependence on the marketing efforts of third parties; the potential fluctuations in the company's operating results; the company's potential need for additional capital; the company's potential inability to expand the company's services and related products in the event of substantial increases in demand for these services and related products; the company's competition; the company's ability to attract and retain skilled personnel; the company's reliance on the company's patents and other intellectual property; the early stage of market adoption of the services it offers; consolidation of the banking and financial services industry; and those risks and uncertainties discussed in filings made by the company with the Securities and Exchange Commission, including those risks and uncertainties contained under the heading "Risk Factors" in the company's Form 10-K, latest 10-Q, and S-3 as filed with the Securities and Exchange Commission. These factors should be considered in evaluating the forward-looking statements, and undue reliance should not be placed on such statements.

# # #